EXHIBIT 1 (A)

              AMENDED FORM OF SELLING AGREEMENT










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                                                ___________, 1998


            Up to 50,000,000 Shares of Common Stock

          RENAISSANCE DESIGNER GALLERY PRODUCTS, INC.

                    Price:  $0.10 Per Share

                    -----------------------

                       SELLING AGREEMENT


(Name of Broker/Dealer)


Gentlemen:

     RENAISSANCE DESIGNER GALLERY PRODUCTS, INC., a corporation organized under the laws of the state of Nevada, (the "Company"), hereby confirms its agreement with you as follows:

     1.   INTRODUCTORY.
          -------------

          The Company is offering to the general public its Common Stock of a par value of $0.01 per share at the public price of $0.10 per share. The minimum amount of Common Stock offered will equal 30,000,000 shares aggregating $3,000,000 and the maximum amount of Common Stock offered will be 50,000,000 shares aggregating $5,000,000. Until subscription are received for the minimum amount of shares offered and continuing thereafter until the Offering is terminated, all funds paid in respect to subscriptions will be held in an Escrow Account with Central Bank & Trust Co., Hutchinson, Kansas.

          The subscription period for the Offering will terminate ninety (90) days from the date of the Prospectus unless the Company, at its sole discretion, extends such Offering for an additional ninety (90) days. The Company hereby confirms its agreement with you, that you will act as our Selling Agent for the offering of the Common Stock on a "best efforts" basis as agent for the Company.

     2.   REPRESENTATIONS AND WARRANTIES.
          -------------------------------

          The Company represents and warrants to you that:

          (a) The Company has prepared and filed with the United States Securities and Exchange Commission and a Registration Statement under Form SB-2, which the Prospectus is a part, in form and substance so as to comply with Section 5 of the Securities Act of 1933, as amended (the "Act"). Such Prospectus, as amended from time to time, (including financial statements, exhibits and all


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               other documents as a part thereof, or referred to therein or incorporated therein) is herein called the "Prospectus".

          (b) As of the date of this Agreement, the Prospectus, and at all times subsequent thereto through the termination of the offering of all of the Common Stock, as set forth above in Paragraph 1, the Prospectus (as amended or as supplemented) will contain all statements which are required to be stated therein in accordance with the Act and the applicable rules and regulations thereunder (the "Regulations"), will conform to the requirements thereof in all material respects, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Common Stock conforms to the descriptions thereof contained in the Prospectus.

          (d) The Company is validly existing and in good standing as a corporation under the laws of the state of Nevada and has the power and authority to act as described in the Prospectus.

          (e) The Company will cooperate with you to ensure that the offering and sale of the Common Stock complies with the requirements of Rules of the National Association of Securities Dealers, Inc. ("NASD").

          (f) There are no contracts or other documents which are required to be summarized in the Prospectus which have not been summarized therein.

          (g) Except as set forth in the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened which involves the Company and is of a character which,

                (i) might result in a judgment or decree having a material adverse effect on the business or condition (financial or otherwise) of the Company or materially affecting its properties or assets, or

               (ii) is required to be disclosed in the Prospectus.

          (h) Except as contemplated by this Agreement or as set forth in the Prospectus, subsequent to the time as of which information is given in the Prospectus and Supplements thereto and until the offering is terminated, as set forth in Paragraph 1 above,

                (i) the Company has not and will not have incurred any material liabilities or obligations, direct or contingent, and

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               (ii) there has not and will not have been any change in the management or capital structure or any material adverse change in the financial or other condition, net worth or results of operations of the Company, other than as set forth in the Prospectus.

          (i) The Company has full power and authority to execute, deliver and perform all agreements referred to in the Prospectus and such agreements have been duly and validly authorized, executed and delivered by the Company and are valid and legally binding agreements of the Company, as the case may be, enforceable in accordance with their terms.

          (j) The execution, delivery and performance of this Agreement by the Company and the sale and delivery of the Common Stock as provided herein, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any agreement to which the Company is a party or by which the assets of it may be bound. No consent, approval, authorization or other order of any regulatory, administrative or other government body (other than under the Act and the Regulations) is legally required for the valid issuance and sale of the Common Stock under this Agreement.

          (k) The financial statements contained in the Prospectus are true and accurate as of the date thereof and no subsequent events of the Company has caused such information not to be truthful or accurate.

     3.   REPRESENTATIONS AND WARRANTIES OF THE SELLING AGENT.
          ----------------------------------------------------

          You represent and warrant to and agree with the Company as follows:

          (a) You are a member in good standing of the NASD and will maintain such registration and qualification throughout the term of this Agreement and have full power and authority to act as a Selling Agent hereunder.

          (b) You will comply with all federal laws pertaining to the sale of the Common Stock, and the Constitution, By-Laws and Rules of the NASD. You specifically undertake to comply with NASD Conduct Rules, 2730, 2740, 2420, and 2750.

          (c) You will not knowingly offer any shares of the Common Stock in any jurisdiction where you are not licensed to conduct business as a broker/dealer.

          (d) You have made no sale of the Common Stock prior to the effective date of the Prospectus and will not make any sales unless preceded or accompanied by a Prospectus.

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          (e)  You agree that all subscriptions for the shares of Common Stock will be promptly transmitted by noon the next business day to an Escrow Account established by the Company entitled "Renaissance - Escrow Account" maintained with the Central Bank & Trust, Co., Hutchinson, Kansas.

          (f) Your actions as Selling Agent hereunder shall be performed pursuant to this Agreement and the Prospectus.

          (g) That you will not confirm sales of the Common Stock to any account over which you exercise discretionary authority without the written consent of the account owner.

     4.   SALE OF COMMON STOCK.
          ---------------------

          Subject to the sale of minimum shares of Common Stock aggregating $3,000,000, you will receive a commission of nine percent (9%) on sale of shares of Common Stock by you. In the event such sales were directed to you by the Company and you chose to execute such sales, your commission will be six and one-half percent (6.50%) of the sale of the shares of Common Stock. All commissioner will be paid in cash only and computed solely on the amount of initial subscriptions.

          All subscribers payments for Shares are to be made payable to "Renaissance - Escrow Account" with the Central Bank & Trust Co., Hutchinson, Kansas and must be promptly transmitted by you to such escrow (by noon the next business day after receipt) in compliance with the applicable rules of the NASD and of the Securities Exchange Act of 1934.

     5.   FURTHER AGREEMENTS.
          -------------------

          The Company covenants and agrees that:

          (a) The Prospectus shall have become effective on the date of this Agreement and, to the best of its knowledge, no stop order suspending the effectiveness of the Prospectus or the institution or threatening of any proceedings for that purpose have been initiated. The Company will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the withdrawal thereof, if issued. To permit the offer and sale of all of the Common Stock pursuant to the requirements of the Act, the Company will prepare and file with the Securities and Exchange Commission any required filings which, in the opinion of Michael G. Quinn, counsel for the Company, may deem necessary or advisable in connection with the distribution of the Common Stock; and the Company will advise you promptly of any request of the Securities and Exchange Commission of an amendment or supplement to the Prospectus or for additional information.

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          (b)  If, at any time while the Prospectus relating to the Common Stock is required to be delivered under federal or state law, any event occurs as a result of which, in the opinion of counsel for the Company, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus to comply with federal or state law, the Company will promptly notify you and prepare and file an appropriate amendment or supplement.

          (c) The Company will deliver to you from time to time as many copies of the Prospectus (and, in the event the Prospectus is amended or supplemented pursuant to the provisions of this Agreement, or such amended or supplemented Prospectus) as you may reasonably request, which copies, as from time to time amended or supplemented, the Company authorized for use in connection with the distribution of the Common Stock.

     6.   PAYMENTS OF EXPENSES.
          ---------------------

          The Company will bear and pay all costs and expenses in connection with the issuance and registration of the Common Stock, this Agreement and the preparation, printing, filing, delivery and shipping of the Prospectus and Supplements, and all costs and expenses incurred or to be incurred in connection with the sale and delivery of the Common Stock pursuant to this Agreement. The Company will pay all expenses for the registration of the shares of Common Stock in such state jurisdictions that you may reasonably request. In the event the Offering of the Common Stock is terminated, for any reason, the Company will reimburse you only for your actual accountable out-of-pocket expenses, as described in NASD Conduct Rule 2710 and NASD Notice to Members 92-28. Additionally, the Company will pay up to $10,000 for expenses associated with the due diligence obligations of participating broker/dealers. The expense is in the aggregate regardless of the number of participating broker/dealers.

     7.   CONDITION OF YOUR OBLIGATIONS.
          ------------------------------

          Your obligations hereunder shall be subject to the accuracy of the representations and warranties contained herein as of the date hereof, and as of the date of the Closing of the Common Stock, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligation hereunder and to the following other conditions:

          (a) The Prospectus shall have become effective on the date of this Agreement and remain effective during the term of the offering, as set forth in Paragraph 1 of this Agreement, and during the term of the offering no stop order shall have been issued and in

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               effect and no proceedings therefore shall have been initiated or threatened by any regulatory agency.

          (b) At the closing of the sale of Common Stock, you shall receive the favorable opinion of Michael G. Quinn, counsel for the Company, dated as of such dates and addressed to you the effect that:

               (i) The Company's Restated Articles of Incorporation, and amendments thereto, have been properly executed, filed and recorded, are legal and valid instruments under the laws of the State of Nevada and authorize the Company and its successors to conduct the business of the Company as contemplated thereunder and as described in the Prospectus and Supplements thereto; and the Company is duly organized, validly existing and in good standing under the laws of the state of Nevada and has the power and authority to own its assets and to conduct its business as described in the Prospectus;

              (ii) The issuance of the Common Stock has been duly and validly authorized by all necessary action on the part of the Company and, the Common Stock will be validly issued and non-assessable;

             (iii) The Common Stock conform to the descriptions thereof contained in the Prospectus;

              (iv) The Prospectus is in compliance with the Act, and to the best of such counsel's knowledge no proceedings for a stop order are pending or threatened;

               (v) The Prospectus and any amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations, and nothing has come to the attention of such counsel that would lead them to believe that the Prospectus, as amended or supplemented if amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (vi) To the best of such counsel's knowledge, there are no contracts or other documents required to be summarized therein and no legal or governmental proceedings pending or threatened against or involving the properties of the Company required to be disclosed in the Prospectus;

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             (vii)  The Company has full power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and legally binding agreement enforceable in accordance with its terms;

            (viii) The execution, delivery and performance of this Agreement by the Company, as well as the agreements referred to in the Prospectus, and the sale and delivery of the Common Stock as provided herein, will not conflict with, or result in a breach of any of the terms or provisions, or constitute a default under, the Restated Articles of Incorporation, as amended, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the assets of the Company, or any agreement known to such counsel to which the Company is a party or by which the assets of any of them may be bound; and

              (ix) To the best of such counsel's knowledge, no consent, approval, authorization or other order of any regulatory, administrative or other governmental body (other than under the Act) is legally required for the valid issuance and sale of the Common Stock under this Agreement.

               In giving the foregoing opinion, such counsel may rely upon certificates of the Secretary of State of Nevada with respect to qualification and good standing.

          (b) You should receive from a duly authorized officer of the Company, a certificate that during the term of the offering, as set forth in Paragraph 1 of this Agreement,

               (i) There shall be no material adverse change in the condition of the Company, financial or otherwise, or its results of operations from that as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein;

              (ii) There shall be no material transaction entered into by the Company from the date as of which their financial condition is set forth in the Prospectus, other than transactions referred to or contemplated therein and transactions in the ordinary course of business;

             (iii) No action, suit or proceeding, at law or in equity, shall be pending or, to the knowledge of the Company, threatened against the Company before or by any Federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would

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                    materially adversely affect the business or operations of
                    the Company; and

              (iv) No stop order shall have been issued under the Act and no proceeding therefore shall be initiated or, to the knowledge of the Company, threatened.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory to you. Any certificate signed by an officer of the Company, signed as such, and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein.


     8.   CONDITIONS OF SELLING AGENT.
          ----------------------------

          At the Closing of the sale of Common Stock, there shall be delivered by you to the Company in form satisfactory to its counsel, the following:

          (a) A certificate executed by your officers, dated as of the Closing of the Shares, to the effect that you are qualified to conduct your business; that you are a corporation in good standing in the state of ________________, that you are a member in good standing of the NASD, and that this Agreement has been duly and validly authorized, executed and delivered and is a valid and legally binding agreement enforceable in accordance with its terms.

     9.   INDEMNIFICATION.
          ----------------

          Each of us agrees with the other, including our officers, directors, and shareholders, to indemnify and hold each other harmless from and against any losses, claims, damages, or liabilities, joint or several, to which we may become subject under the Act, or otherwise, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact regarding any information or representation other than as contained in the Prospectus and all amendments thereto and the material identified in the Prospectus, including out-of-pocket expenses and attorneys fees reasonably incurred in investigating, defending, or preparing to defend any such action or claim at trial or on appeal.

     10.  SURVIVAL OF AGREEMENTS, REPRESENTATIONS, INDEMNITIES.
          -----------------------------------------------------

          The respective rights of the Company and you, and the agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any termination or cancellation of this Agreement.

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     11.  NOTICES.
          --------

          All communications hereunder, except as specifically provided otherwise herein, shall be in writing and shall be sent by certified mail, return receipt requested, to you at __________________________________________________________________; or
          if sent to the Company shall be sent by certified mail, return receipt requested to 1001 S. W. Gage Boulevard, Topeka, Kansas 66609.

     12.  REPORTS.
          --------

          Copies of all reports which the Company submits to each Shareholder will also be submitted to you.

     13.  CONSTRUCTION.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

     14.  SUCCESSORS.
          -----------

          This Agreement shall inure to the benefit of and be binding upon your successors and assigns and the successors and assigns of the Company, but this Agreement shall not be assignable by a party hereto without the written consent of the other parties.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                    Very truly yours,

                    RENAISSANCE DESIGNER GALLERY PRODUCTS, INC.


                    By:  __________________________________
                                A duly authorized officer


                    Accepted:





                    By: _________________________________
                          A duly authorized officer



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